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                                                                    Exhibit 16.1


                           [ERNST & YOUNG LETTERHEAD]



June 12, 2000


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K dated June 12, 2000, of Intevac, Inc. and are in agreement with the statements contained in the paragraph (a)(i), (ii), (iv),
(v) and the first sentence in (vi) therein. We have no basis to agree or disagree with other statements of the registrant therein.

                                       Very truly yours,

                                       /s/ ERNST & YOUNG LLP
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